EXHIBIT 10.49

GUARANTY

THIS GUARANTY is given by BARE ESCENTUALS, INC, a Delaware corporation, (“Guarantor”) and is of a certain Lease dated of even date here with (the “Lease”) between CENTERPOINT II, LLP., (“Landlord”) and BARE ESCENTUALS BEAUTY, INC., a Delaware  corporation (“Tenant”).

WITNESSETH:

WHEREAS, at the instance and request of the Guarantor, Tenant is entering into the Lease with Landlord for the Premises commonly known as 5271 Centerpoint Parkway, Obetz, Ohio 43125, consisting of approximately 301,180 square feet (“Premises”). A copy of the Lease is attached hereto as Exhibit A and incorporated herein by this reference..

WHEREAS, part of the consideration for the letting of said Premises by Landlord to Tenant is Guarantor’s covenant to guarantee the payment of Rent and other charges provided for in said Lease and the performance of all the other provisions of the Lease through the Term of the Lease subject, however to the limitation of liability described below; and

WHEREAS, Guarantor will directly or indirectly benefit from the relative success of Tenant and will therefore personally stand to benefit from the opportunity provided to Tenant by such Lease.

NOW, THEREFORE, in consideration of the foregoing and of the letting of the Premises to Tenant, and of the sum of TEN AND NO/100 DOLLARS ($10.00) to Guarantor in hand paid by Landlord, the receipt and sufficiency of which being hereby acknowledged, Guarantor hereby covenants and agrees as follows:

1.             Terns which are defined in the Lease shall have the same meaning herein as are therein set forth.

2.             (a) Guarantor guarantees to Landlord, their successors or assigns, the prompt payment by Tenant of the Rents reserved in the Lease and the performance by Tenant of all provisions and covenants contained in said Lease through the full Term of the Lease. If any Event of Default shall be made by Tenant, after all applicable notice and cure periods, then Guarantor shall pay and hereby agrees to pay to Landlord, their successors or assigns, such sum or sums of money as will be sufficient to make up any such deficiency, and shall satisfy the provisions and covenants to be performed by Tenant under the Lease; provided, however, that the liability of the Guarantor shall not exceed the lesser of (1) the Rent that would be due for the sixty (60) months immediately following the Event of Default or (2) the Rent and other charges that would be due for the then unexpired balance of the Term.

(b)           Notwithstanding anything herein to the contrary, if at the time Tenant effects a Permitted Transfer under the Lease (i) there is no Event of Default under the Lease, and (ii) the assignee or sublessee in the Permitted Transfer has a net worth equal to or in excess of the net worth of Guarantor as of the date hereof, then Guarantor shall be released of its obligations and liabilities  under this Guaranty at such time as Tenant effects the  Permitted Transfer.

3.             So long as the Tenant is a subsidiary or other affiliate of Guarantor, no notice of an Event of Default or default by Tenant shall be required to be given to Guarantor but if the Tenant ceases to be a subsidiary or other affiliate of Guarantor, then notice of the default and an opportunity to cure the default shall be given to Guarantor in the same manner as notices are given to Tenant under the Lease, addressed as follows:

Bare Escentuals, Inc.

71 Stevenson Street, 22nd Floor

San Francisco, California  94105

Attn:  Chief Financial Officer

And to:

Bare Escentuals Beauty, Inc.

71 Stevenson Street, 22nd Floor

San Francisco, California  94105

Attn:  Vice President  of Operations

And to

Drinker Biddle & Reath, LLP

191 North Wacker Drive, Suite 3700

Chicago, Illinois  60606-1698

Attn:  Barnett P. Ruttenberg, Esq.

Upon properly given notice from Guarantor, the address for notices to Guarantor may be revised from time to time.

4.             Guarantor does further covenant and agree to pay all of the expenses of Landlord, their successors or assigns, including attorneys’ fees, incurred in enforcing this Guaranty.

5.             So long as the Tenant is a subsidiary or other affiliate of Guarantor, Landlord shall not be required to institute action or otherwise seek recovery from Tenant as a condition precedent to the performance by Guarantor of its obligations under this Guaranty.

6.             So long as the Tenant is a subsidiary or other affiliate of Guarantor, Guarantor does further covenant and agree that the Landlord may, from time to time, during the Term of this Lease, modify, change or alter any of the terms of the Lease by agreement with Tenant, any subsidiary, affiliate or other corporation to which Tenant may assign Tenant’s interest in the

Lease, in accordance with the terms thereof, without notice to Guarantor and that Guarantor shall not be relieved of its liabilities hereunder as a result of such action, it being expressly agreed and understood that Guarantor will recognize and be bound by any such modification, change or alteration as though it had been part of the Lease as originally drawn.

7.             This Guaranty shall be governed and controlled as to interpretation, enforcement validity, construction, effect and in all other respects by the Laws, statutes and decisions of the state of Ohio, without regard to the conflict of laws principles thereof. All actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Guaranty shall be litigated only in courts having a situs within the county of Franklin, state of Ohio. The undersigned hereby consents and submits to the jurisdiction of any local, state or federal court located within said county and state. The undersigned hereby waives any right it may have to transfer or change the venue of any litigation brought against it by Landlord on this Guaranty in accordance with this section. Guarantor hereby knowingly, voluntarily and intentionally waives the right it may have to a trial by jury in any litigation based on or arising out of, under or in connection with this Guaranty and any agreement contemplated to be executed in conjunction herewith.

8.             Notwithstanding anything to the contrary which may be contained herein and notwithstanding any payment or performance by Guarantor pursuant to this Guaranty, So long as the Tenant is a subsidiary or other affiliate of Guarantor, Guarantor hereby unconditionally and irrevocably agrees that it (a) will not at any time assert against Tenant any right or claim, at Law or in equity, to indemnification, reimbursement, contribution, restitution or payment for or with respect to any and all amounts Guarantor may pay or be obligated to pay to Landlord, and any and all other obligations which Guarantor may perform, satisfy or discharge, under or with respect to this Guaranty, (b) waives and releases all such rights and claims, at Law or in equity, to indemnification, reimbursement, contribution, restitution or payment which Guarantor may have now or at any time against Tenant, and (c) will not assign or otherwise transfer any such right or claim to any other person. Guarantor further unconditionally and irrevocably agrees that So long as the Tenant is a subsidiary or other affiliate of Guarantor, it shall not be entitled to be subrogated to any rights of Landlord against Tenant or any other Guarantor of any amounts being guaranteed and shall have no right of subrogation whatsoever, and waives any right to enforce any remedy which Landlord now has or hereafter may have against Tenant and waives any defense based upon an election of remedies by Landlord, which destroys or otherwise impairs any subrogation rights of Guarantor and/or the right of Guarantor to proceed against Tenant for reimbursement. This waiver shall cease and be of no further force and effect on the date which is three hundred sixty-six (366) days after the date of the last payment made by Tenant to Landlord under the Lease.

9.             Guarantor hereby agrees that upon the filing of a petition under any section or chapter of Title 11 of the United States Code or under any similar federal or state bankruptcy law or statute by or against Guarantor (said included bankruptcy filing as aforesaid is hereinafter referred to as the “Bankruptcy Filing”), any automatic stay or other injunction against Landlord resulting from the Bankruptcy Filing shall be immediately and automatically modified and terminated with respect to Landlord, without further notice, hearing or order of court, so that Landlord may proceed to exercise its rights and remedies against any property pledged to

Landlord to secure the Lease in accordance with applicable Law as if no such filing had taken place. Guarantor further agrees that it will not contest (a) any motion or application of Landlord made in any court of competent jurisdiction seeking enforcement of this Paragraph or otherwise seeking modification or termination of such automatic stay or other injunction in a manner consistent herewith or (b) any motion or application of Landlord made in any court of competent jurisdiction seeking the appointment of a receiver after the Bankruptcy Filing. Guarantor acknowledges and agrees that Landlord is specifically relying upon the covenants and agreements of Guarantor contained in this Paragraph and that such covenants and agreements constitute a material inducement to Landlord’s entering into the Lease.

IN WITNESS WHEREOF, Guarantor has this 31 day of January, 2007, caused these presents to be signed in his behalf.

GUARANTOR:

BARE ESCENTUALS, INC.

	BY:	/s/ Myles B. McCormick

	ITS:	CFO/COO

	NAME:	Myles McCormick

Attest:

By:

Its:

Name:

EXHIBIT A

LEASE